UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012, Lexington Realty Trust, which we refer to as the Trust, Lepercq Corporate Income Fund L.P., an operating partnership subsidiary of the Trust, which we refer to as LCIF, Inland American (Net Lease) Sub, LLC, which we refer to as Inland, LMLP GP LLC, a subsidiary of the Trust, and Net Lease Strategic Assets Fund L.P., which we refer to as NLS, entered into an Interest Purchase and Sale Agreement, whereby LCIF agreed to purchase all of Inland’s right, title and interest in NLS.

The purchase price, in the amount of $9,438,348, is to be paid to Inland at the closing, which is expected to occur on September 7, 2012. The assignment of Inland’s interest in NLS will be effective as of September 1, 2012. Following the closing under the Interest Purchase and Sale Agreement, Lexington, including through LCIF, will control 100% of NLS.

The Interest Purchase and Sale Agreement has been entered into in lieu of Inland and Lexington executing and exchanging the Assignment Agreement required by Section 3 of the Agreement Regarding Disposition of Property and Other Matters, dated as of April 27, 2012, which was previously disclosed.

The foregoing description of the Interest Purchase and Sale Agreement is qualified in its entirety by reference to the Interest Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as this Current Report, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 6, 2012, the Trust issued a press release regarding (1) the acquisition of Inland’s interest in NLS, (2) an increase in its 2012 Company FFO, as adjusted, (as defined in the press release) guidance to a range of $0.95 to $0.98 per common share, and (3) a 20% increase in the Trust’s quarterly common share dividend for the quarter ending September 30, 2012 to a quarterly dividend of $0.15 per common share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein solely for purposes of this Item 7.01 disclosure.

On September 6, 2012, the Trust made available pro forma supplemental property information, which combines the properties of NLS with the properties of the Trust as of June 30, 2012, which we refer to as the NLS Supplementary Information, on its website (www.LXP.com) under “Financial Reports” in the “Investor Relations” section. A copy of the NLS Supplementary Information is furnished as Exhibit 99.2 to this Current Report and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The Trust has also made available additional information with respect to the Trust and NLS on its website (www.LXP.com) under “Presentations” in the “Investor Relations” section. This additional information, entitled “Lexington Realty Trust, Fall 2012” and “Acquisition of Net Lease Strategic Assets Fund L.P.” are respectively furnished as Exhibits 99.3 and 99.4 to this Current Report and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 to this Current Report, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.  Copies of our filings with the Securities and Exchange Commission are available on our website at www.lxp.com. We have not incorporated by reference into this Current Report the information in, or that can be accessed through our website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
10.1	Interest Purchase and Sale Agreement, dated as of August 31, 2012, among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., Inland American (Net Lease) Sub, LLC, LMLP GP LLC and Net Lease Strategic Assets Fund L.P.
99.1	Press Release, dated September 6, 2012
99.2	NLS Supplementary Information
99.3	Lexington Realty Trust, Fall 2012
99.4	Acquisition of Net Lease Strategic Assets Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: September 6, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1	Interest Purchase and Sale Agreement, dated as of August 31, 2012, among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., Inland American (Net Lease) Sub, LLC, LMLP GP LLC and Net Lease Strategic Assets Fund L.P.
99.1	Press Release, dated September 6, 2012
99.2	NLS Supplementary Information
99.3	Lexington Realty Trust, Fall 2012
99.4	Acquisition of Net Lease Strategic Assets Fund L.P.